Exhibit 2

                                                            JPMORGAN

         Morgan Guaranty
         Trust Company of
         New York

         P.O. Box 161
         60 Victoria Embankment
         London EC4Y OJP
         Direct:  0171-325-4050
         Operator:  0171-600-2300
         Fax:  0171-325-8205

                                            January 24, 1997

         Gotham Partners, L.P.
         110 East 42nd Street
         18th Floor
         New York, NY 10017

         Att:  Bill Ackman
         Reference:  529518

                   Re:  Equity Single Stock Option Transaction

              The purpose of this letter is to confirm the terms and conditions of the equity single stock option transaction (the "Transaction") entered into between us on 19th December, 1996 (the "Trade Date"). This Confirmation shall replace any previ-ous letter and shall serve as the final documentation for this Transaction.

              This Confirmation evidences a complete binding agreement between the Parties (as defined hereof) as to the terms of the Transaction to which this Confirmation relates. The parties agree to incorporate by reference the 1994 ISDA Equity Option Definitions (as published by the International Swaps and De-rivatives Association, Inc.) (the "1994 Definitions"). Any reference in the 1994 Definitions to a Share Transaction shall be deemed to be a reference to a Share Transaction which is to be settled by payment of cash for the purpose of this Confirma-tion.

         1. All provisions set forth in the 1994 ISDA Equity Option Definitions shall govern this confirmation except as expressly modified below. In the event of any inconsistency between the 1994 Definitions and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. It is our inten-tion to have this Confirmation serve as the final documentation for this trade and accordingly, no letter Confirmation will follow.

         A subsidiary of             Incorporated with Limited Liability
         J.P. Morgan & Co.              in the State of New York, USA
         Incorporated
                                        1

                                    Member of the Securities and Futures
         January 24, 1997              Authority and of the Investment
         12:29 PM                    Management Regulatory Organization
         Ref:  529518







                                                                JPMORGAN

         2. The terms of the Transaction to which this Confirmation relates are as follows:

              (1)  Parties

                   (a)  MORGAN GUARANTY TRUST COMPANY OF NEW YORK.
                        ("Morgan")

                   (b)  GOTHAM PARTNERS, L.P.
                        ("the Counterparty")

              (2)  General Terms

                   "Effective Date":  19 December, 1996.

                   "Expiration Date":  22 December, 1997.

                   "Expiration Time" means the Valuation Time.

                   "Option Style":  American Option.

                   "Option Type":  Call.

                   "Seller":  Morgan.

                   "Buyer":  the Counterparty.

                   "Exchange(s)":  The New York Stock Exchange.

                   "Related Exchange": the principal options exchange for options contracts related to the Shares.

              (3)  Procedure for Exercise

                   "Automatic Exercise":  applicable.

                   "Commencement Date":  19 December, 1996.

                   "Latest Exercise Time" means 2:00 P.M. New York Time.

                   "Multiple Exercise":  not applicable.

              (4)  Premium Payment

                   The Buyer shall pay to the Seller an amount equal to the Premium on the Premium Payment Date as follows:

                   (i)    "Premium":  USD 2,332,200.00.

                   (ii)   "Premium per Option":  USD 3.38.

                   (iii)  "Premium Payment Date":  23 December, 1996.

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                                                                JPMORGAN

              (5)  Cash Settlement

              On the Cash Settlement Payment Date, the Seller shall pay the Buyer an amount in USD as determined by the Calculation Agent in accordance with the following formula (the "Cash Set-tlement Amount"), provided that if the Cash Settlement Amount is equal to zero, no amount will be so payable:

               Cash          Number         Option        Strike Price
            Settlement  =  of Options  x  Entitlement  x  Differential
              Amount

                   (a)  "Share" means the First Union Real Estate
                   Investments (the "Issuer") common stock (the
                   "Shares").

                   (b)  "Strike Price":  8.80.

                   (c)  "Number of Options":  690,000.00.

                   (d)  "Option Entitlement":  one Share per Option.

                   (e)  "Settlement Currency":  USD.

                   (f) "Settlement Price" means the level of the Share at the Valuation Time on the Valuation Date.

                   (g) "Strike Price Differential" means a number equal to the greater of (A) the excess of the Settlement Price over the Strike Price and (B) zero.

                   (h) "Cash Settlement Payment Date": two Currency Business Days immediately following the Valuation Date.

              (6)  Valuation Terms

                   (a) "Valuation Date" means the Exercise Date, unless a Market Disruption Event occurs on such day, in which case subsection 2(6)(c) shall apply.

                   (b) "Valuation Time" means the close of trading on the Exchange.

                   (c)  Adjustment following a Market Disruption Event.

                        (i) If there is a Market Disruption Event on the original date that, but for the Market Dis-ruption Event, would have been the Valuation Date then in that case the Valuation Date shall be the first succeeding Exchange Business Day on which there is no Market Disruption Event.

                        (ii) If there is a Market Disruption Event on each of the five Exchange Business Days immedi-ately following the original date that, but for the Market Disruption Event, would have been the Valuation Date then in that case, (i) that fifth Exchange Business Day shall be deemed to be the Valuation Date notwithstanding the Market Dis-ruption Event, and (ii) the Calculation Agent shall determine the level of the Share as of the Valuation Time on that fifth Exchange Business Day.

                        (iii) "Market Disruption Event" means in rela-tion to any Valuation Date as determined by the Calculation Agent, the occurrence or existence on any Exchange Business Day during the one-half hour period that ends at the Valuation Time of any suspension of or limitation imposed on trad-ing on (i) the Exchange or (ii) any Related Exchange in options contracts on the Shares, provided that a limitation on the hours and num-ber of days of trading resulting from a change in

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                                                                JPMORGAN

                        the regular business hours of the Exchange (or the Related Exchange) will not constitute a Market Disruption Event.

                        (iv) Notice of Market Disruption Event.  The
                        Calculation Agent shall as soon as practicable (and in no event later than the next Exchange Business Day) notify the other party of the existence of a Market Disruption Event on any Exchange Business Day which would have been a Valuation Date, but for the occurrence of such Market Disruption Event.

                   (d) Adjustments following a Potential Adjustment Event or an Extraordinary Event.

                        (i)  Terms.  All the terms used in this sub-
                        section 2(6)(d) but not defined herein shall have the meaning therefore set forth in the 1994 ISDA Equity Option Definitions (as published by the International Swaps and Derivatives Associa-tion, Inc.) (the "1994 Definitions").

                        (ii) Meaning of a Potential Adjustment Event and an Extraordinary Event. The occurrence of a Potential Adjustment Event or an Extraordinary Event including Merger Event, Nationalization or Insolvency all within the meaning of Article 10 of the 1994 Definitions or other events having in the determination of the Calculation Agent, a diluting or concentrative effect on the theo-retical value of the underlying Shares of this Transaction shall trigger a Calculation Agent Adjustment within the meaning of Article 10 sub-
                        section 10.1(c) of the 1994 Definitions.

                        (iii) Adjustment. If there is a Potential Adjustment Event or an Extraordinary Event on the original date that, but for the occurrence of a Potential Adjustment Event or an Extraordi-nary Event would have been the Valuation Date, then in that case (i) the Valuation Date shall be the Business Day on which the Calculation Agent shall determine the level of the Share as specified in subsection 2(6)(d)(ii) and (ii) the Calculation Agent shall determine the level of the Share as of such Business Day.

                   (e) Adjustment following Corrections to Shares. If the level of the Share published on a given day and used or to be used by the Calculation Agent to deter-mine the initial or/and final value of the underlying equity is subsequently corrected and the correction published by the Exchange within 30 days of the original announcement, either party may notify the other party of (A) that correction and (B) the amount that is payable as a result of that correction. If not later than 30 days after publication of that cor-rection a party gives notice that an amount is so payable, the party that originally either received or retained such amount shall, not later than three Cur-rency Business Days after the effectiveness of that notice, pay to the other party that amount, together with interest on that amount at a rate per annum equal to the cost (without proof or evidence of any actual cost) to the other party (as certified by it) of funding that amount from the period from and in-cluding the day on which a payment originally was (or was not) made to, but excluding, the day of payment of the refund or payment resulting from that correc-tion.

         3. "Calculation Agent" means Morgan, the determinations and calculations of which shall be binding in the absence of mani-fest error.

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                                                                JPMORGAN

         4.   Accounts Details:

              (a)  Account for payments to Morgan:

                        Pay:                Morgan Guaranty Trust Co. of
                                            NY, New York
                        Favour:             Morgan Guaranty Trust Co. of
                                            NY, London
                        A/C No.             670-07-054
                        Further A/C:        10005035

              (b) Account for payments to the Counterparty: Please advise.

         5.   Offices

              (1)  The Office of Morgan for the Transaction is:

                        Morgan Guaranty Trust Company of New York
                        London Branch
                        P.O. Box 161
                        60 Victoria Embankment
                        London  EC4Y 0JP
                        Attention:  MGT EDG Middle Office
                        Telex:  8954804
                        Answer back:  JPM
                        Telecopy No.:  (0171) 325-8205
                        Telephone No.:  (0171) 325-4050

              (2) The Office of the Counterparty for the Transaction is:

                        Gotham Partners LP
                        110 East 42nd Street
                        18th Floor
                        New York, NY 10017
                        Attention:  Bill Ackman
                        Telex:
                        Answer back:
                        Telecopy No.:  286-1133
                        Telephone No.: 286-0300

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                                                                JPMORGAN

         6.   Other provisions

         No Reliance, etc. Each party represents that (i) it is enter-ing into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agree-ment or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgement and upon any advice from such ad-visers as it has deemed necessary and not upon any view ex-pressed by the other party; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

         7. Representations. Each party hereby represents to the other party as follows:

         (a) Status. It is duly organised and validly existing under the laws of the jurisdiction or its organisation or incorpora-tion and, if relevant under such laws, in good standing;

         (b) Powers. It has the power to execute and deliver this Con-firmation and to perform its obligations under this Transaction and has taken all necessary action to authorise such execution, delivery and performance;

         (c) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court of other agency or government appli-cable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (d) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Transaction have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (e) Obligations Binding. Its obligations under this Transac-tion constitute its legal, valid and binding obligations, en-forceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and sub-ject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

         8. Events of Default. The occurrence at any time with respect to a party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

         (a) Misrepresentation. A representation contained herein proves to have been incorrect or misleading in any material respect when made;

         (b) Bankruptcy. A party (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes in-solvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composi-tion with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bank-ruptcy or insolvency law or other similar law affecting credi-tors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition
         (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or

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                                                                JPMORGAN

         merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
         (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; and

         (c) Merger Without Assumption. The party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets, to, another entity and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Transaction to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Transaction.

         9.   Early Termination.

         (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Default-ing Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of this Transaction. Upon the effectiveness of notice designating an Early Termination Date, the obligations of the parties to make any further payments or deliveries under this Transaction will terminate, but without prejudice to the other provisions of this Confirmation. The amount, if any, payable in respect of an Early Termination Date shall be determined by the Non-defaulting Party pursuant to Section 9(b).

         (b)  Calculations.

              (i) Statement. Following the occurrence of an Early Termination Date, the Calculation Agent will make the cal-culations contemplated by Section 9(c) and will provide to each of the parties a statement (A) showing in reasonable detail, such calculations (including all relevant quota-tions) and (B) giving details of the relevant account to which any payment due to it under Section 9(c) is to be made. In the absence of written confirmation of a quota-tion obtained in determining a Market Quotation, from the source providing such quotation, the records of the Calcu-lation Agent will be conclusive evidence of the existence and accuracy of such quotation.

              (ii) Due Date. The amount calculated as being payable under Section 9(c) will be due on the day that notice of the amount payable is effective. Such amount will be paid together with (to the extent permitted under applicable law) interest thereon from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid at the Default Rate. Such amount will be calculated on the basis of the daily compounding and the actual number of days elapsed.

              (iii) Default Rate. A rate per annum equal to the cost (without proof or evidence of any actual cost) to the rel-evant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

              (iv) Market Quotation. With respect to this Transaction and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consid-eration of an agreement between such party and the quoting Reference Market-maker and subject to such documentation as they may in good faith agree, with the relevant Early Termination Date as the date of commencement of such agreement, that would have the effect of preserving for such party the economic equivalent of the obligations of the parties under the Transaction that would, but for the occurrence of the relevant Early Termination

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                                                                JPMORGAN

              Date, have been required after such date. For purposes of this Transaction, Unpaid Amounts are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been re-quired (assuming satisfaction of each condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent practicable as of the same time (without regard to different time zones) on the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable). The time as of which such quotations are to be obtained will be selected in good faith by the party making the determina-tion. If more than three such quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, expressed in the currency of the Transaction without regard to the quotations having the highest and lowest values. If exactly three such quotations are pro-vided, the Market Quotation will be the quotation remain-ing after disregarding the quotations having the highest and lowest values. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of the Transaction cannot be determined in which case the Market Quotation shall be determined on the basis of Loss. For purposes hereof, "Unpaid Amounts" with re-spect to a party means the amounts that became payable to such party on or prior to the Early Termination Date and which remain unpaid at such Early Termination Date.

              (v) Reference Market-makers. Four leading dealers in the relevant market for transactions of this type selected by the party determining a Market Quotation in good faith (i) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (ii) to the extent practicable, from among such dealers having an office in the same city.

              (vi) Loss. With respect to this Transaction and a party, an amount that party reasonably determines in good faith to be the total losses and costs (or gain, in which case expressed as a negative number) in connection with this Transaction, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them).

         (c) Payments on Early Termination. If notice is given desig-nating an Early Termination Date, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the sum of the Market Quotation, the Unpaid Amounts owing to the Default-ing Party and the Unpaid Amounts owing to the Non-defaulting Party. If such amount is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the De-faulting Party. The amount, if any, payable in respect of an Early Termination Date will be subject to any set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount hereunder is entitled or subject (whether arising under this Transaction, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer. The parties agree that the amount recoverable hereunder are a reasonable pre-estimate of loss and not a penalty. Such amounts are pay-able for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Confirma-tion neither party will be entitled to recover any additional damages as a consequence of such losses.

         10. Expenses. If an Event of Default has occurred, the Defaulting Party will, on demand, indemnify and hold harmless the Non-defaulting, Party for and against all reasonable out-of-pocket expenses, including legal fees and any stamp, regis-tration, documentation or other similar tax, incurred by the Non-defaulting Party by reason of the enforcement and protec-tion of its rights under this Transaction or by reason of the early termination of this Transaction, including, but not lim-ited to costs of collection.

         11. Jurisdiction. With respect to any suit, action or pro-ceedings relating to this Transaction ("Proceedings"), each party irrevocably submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City

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                                                                JPMORGAN

         and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. The taking of Proceedings in a United States jurisdiction shall not preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdic-tion.

         12. No Deduction. All payments under this Transaction shall be made without any deduction or withholding for or on account of any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any government or taxing authority in respect of any payment under this Transac-tion.

         13. Payments. Payments under this Transaction shall be made on the due date for value on that date in the place of the account specified herein, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by pay-ment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless oth-erwise specified herein.

         14. Transfer. This Confirmation shall be binding upon and inure to the benefit of the parties and their respective suc-cessors and permitted assigns. If this Confirmation specifies that a party shall act through a particular office for the pur-poses of this Confirmation, such office may not be changed without the prior written consent of the other party except to another office in the same tax and legal jurisdiction. Neither the rights nor obligations of a party hereunder may be assigned without the prior written consent of the other party; provided, however, that the Buyer may, with the consent of Morgan (such consent not to be unreasonably withheld) assign its rights and obligations to any financial institution which makes the repre-sentations contained in Section 7 hereof. Any such assignment or transfer by Morgan shall be fully effective to transfer all the transferred rights and obligations of Morgan upon notice to the other party.

         15. Governing Law. This Confirmation will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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                                                                JPMORGAN

         Please confirm your agreement to be bound by the terms of the foregoing by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                       Very truly yours,

                                       J.P. MORGAN SECURITIES INC.
                                       AS AGENT FOR MORGAN GUARANTY
                                       TRUST COMPANY OF NEW YORK



                                       By:   /s/ Adam Green
                                       Name:   Adam Green
                                               Vice President

         Accepted and confirmed as of
         the date first above written by

         GOTHAM PARTNERS LP



         By:   /s/ David P. Berkowitz

         Name:   David P. Berkowitz
         Title:  President of DPB Corp.,
                 or GP of Section H
                 Partners, LP, the GP
                 of Gotham Partners, LP












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                                                          JPMORGAN

         Morgan Guaranty
         Trust Company of
         New York
         P.O. Box 161
         60 Victoria Embankment
         London EC4Y OJP
         Direct:  0171-325-4050
         Operator:  0171-600-2300
         Fax:  0171-325-8205

                                            June 10, 1997

         Gotham Partners, L.P.
         110 East 42nd Street
         18th Floor
         New York, NY 10017


         Att:  Bill Ackman
         Reference:  529518

                   RE:  EQUITY SHARE OPTION TRANSACTION-AMENDMENT

              The purpose of this letter is to confirm the terms and conditions of the equity single stock option transaction (the "Transaction") entered into between us on 19th December, 1996 (the "Trade Date"). This Confirmation shall replace any previ-ous letter and shall serve as the final documentation for this Transaction.

              This Confirmation evidences a complete binding agreement between the Parties (as defined hereof) as to the terms of the Transaction to which this Confirmation relates. The parties agree to incorporate by reference the 1994 ISDA Equity Option Definitions (as published by the International Swaps and De-rivatives Association, Inc.) (the "1994 Definitions").

         1. All provisions set forth in the 1994 ISDA Equity Option Definitions shall govern this confirmation except as expressly modified below. In the event of any inconsistency between the 1994 Definitions and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. It is our inten-tion to have this Confirmation serve as the final documentation for this trade and accordingly, no letter Confirmation will follow.

         A subsidiary of       Incorporated with Limited Liability in
         J.P. Morgan & Co.     the State of New York, USA
         Incorporated          Member of the Securities and Futures
                               Authority and of the Investment
                               Management Regulatory Organization

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                                                                JPMORGAN

         2. The terms of the Transaction to which this Confirmation relates are as follows:

              (1)  Parties

                   (a)  MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                        ("Morgan")

                   (b)  GOTHAM PARTNERS, L.P.
                        ("the Counterparty")

              (2)  General Terms

                   "Effective Date":  December 19, 1996.

                   "Expiration Date":  December 22, 1997.

                   "Expiration Time" means the Valuation Time.

                   "Option Style":  American.

                   "Option Type":  Call.

                   "Seller":  Morgan.

                   "Buyer":  the Counterparty.

                   "Exchange":  the New York Stock Exchange.

                   "Related Exchange(s)": the principal options exchange for option contracts on the Shares.

                   "Clearance System": the Clearance System used by the Exchange.

              (3)  Procedure for Exercise

                   "Automatic Exercise":  applicable.

                   "Commencement Date":  December 19, 1996.

                   "Latest Exercise Time" means 2 hours prior to the Valuation Time.

                   "Multiple Exercise":  inapplicable.

              (4)  Payments

                   Premium Payment
              The Buyer shall pay to the Seller an amount equal to the Premium on the Premium Payment Date as follows:

                   (i)   "Premium":  USD 2,332,200.00.

                   (ii)  "Premium per Option":  USD 3.38.

                   (iii) "Premium Payment Date":  December 23, 1996.

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                                                                JPMORGAN

              (5)  Physical Settlement

                   Upon the exercise by the Buyer of this Transaction
              pursuant to the provisions of Exercise in Section 2(3) of this Confirmation, on the Settlement Date the Seller hall deliver to the Buyer at the account specified hereto and in the manner customary for the Clearance System, the Number of Shares to be Delivered against payment of the Settlement Price by the Buyer to the Seller. Pursuant to the provision of Assignment in Section 5 hereof, Morgan may assign the obligation to deliver any securities which are subject to this Transaction to any of its affiliates.

                   (i) "Share" means the common stock of First Union Real Estate Investments (the "Issuer").

                   (ii)  "Strike Price":  8.80.

                   (iii) "Number of Options":  690,000.00.

                   (iv)  "Option Entitlement":  one Share per Option.

                   (v)   "Failure to Deliver":  Applicable.

                   (vi) "Valuation Time" means the close of trading on the Exchange.

              (6)  Adjustments

                   "Method of Adjustment":  Calculation Agent
              Adjustment.

              (7)  Extraordinary Events

                   Consequence of Merger Events:

                   (i) "Share-for-Share": Calculation Agent Adjust-ment. Section 10 (1)(c) of the 1994 Definitions shall be modified as following. Upon the declaration by the Issuer of a Merger Event pursuant to sections 10(1)(e) and 10(2), the Calculation Agent shall determine the consequences of such event in respect of this Transaction and such determination shall be effective as of the effective date of such declara-tion. In making such determination, the Calculation Agent may refer to the general rules and principles regarding Merger Events on the Options Exchange to the extent that such reference is reasonably neces-sary.

                   (ii)  "Share-for-Other":  Cancellation and Payment.

                   (iii) "Share-for-Combined": Calculation Agent Adjustment. Section 10 (1)(c) of the 1994 Definitions shall be modified as following. Upon the declaration by the Issuer of a Merger Event pursuant to sections 10(1)(e) and 10(2), the Calculation Agent shall determine the consequences of such event in respect of this Transaction and such determination shall be effective as of the effective date of such declaration. In making such determination, the Calculation Agent may refer to the general rules and principles regarding Merger Events on the Options Exchange to the extent that such reference is reasonably necessary.

                   (iv) "Options Exchange": the principal options exchange for option contracts on the Shares.

              (8)  "Nationalisation or Insolvency":  Cancellation and
              Payment.

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                                                                JPMORGAN

         3. "Calculation Agent" means Morgan, the determinations and calculations of which shall be binding in the absence of mani-fest error.

         4.   Accounts Details:

              (a)  Account for payments to Morgan:

                   Pay:          Morgan Guaranty Trust Co. of NY,
                                 New York
                   Favour:       Morgan Guaranty Trust Co. of NY, London
                   A/C No:       670-07-054
                   Further A/C:  10005035

                   Account for delivery of Shares to Morgan:

                   DTC No.:  060
                   J.P. Morgan Securities, Inc.
                   Att:  Ed White

              (b) Account for payments to the Counterparty: Please advise.

                   Account for delivery of Shares to the Counterparty:
         Please advise.

         5.   Assignment by Morgan

              Notwithstanding any other provision in this Confirmation to the contrary requiring Morgan to purchase, sell, receive or deliver any shares or other securities to or from the Counter-party, Morgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Morgan's obligations in respect of this Transaction and any such designee may assume such obligations. Morgan shall be discharged of its obligations to the Counter-party to the extent of any such performance.

         6.   Offices

              (1)  The Office of Morgan for the Transaction is:

                   Morgan Guaranty Trust Company Of New York
                   London Branch
                   P.O. Box 161
                   60 Victoria Embankment
                   London EC4Y 0JP
                   Attention:     MGT EDG Middle Office
                   Telex:         8954804
                   Answer back:   JPM

                   For Notices:
                   Telecopy No.:  (212) 648-56504
                   Telephone No.: (212) 648-2510

              (2) The Office of the Counterparty for the Transaction is:

                   Gotham Partners LP
                   110 East 42nd Street

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                                                                JPMORGAN

                   18th Floor
                   New York, NY  10017
                   Attention:  Bill Ackman
                   Telex:
                   Answer back:
                   Telecopy No.:  286-1133
                   Telephone No.: 286-0300

         7. Representations. Each party hereby represents to the other party as follows:

         (a) Status. It is duly organised and validly existing under the laws of the jurisdiction or its organisation or incorpora-tion and, if relevant under such laws, in good standing;

         (b) Powers. It has the power to execute and deliver this Con-firmation and to perform its obligations under this Transaction and has taken all necessary action to authorise such execution, delivery and performance;

         (c) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court of other agency or government appli-cable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (d) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Transaction have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (e) Obligations Binding. Its obligations under this Transac-tion constitute its legal, valid and binding obligations, en-forceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and sub-ject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

         8. Events of Default. The occurrence at any time with respect to a party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

         (a) Misrepresentation. A representation contained herein proves to have been incorrect or misleading in any material respect when made;

         (b) Bankruptcy. A party (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes in-solvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composi-tion with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bank-ruptcy or insolvency law or other similar law affecting credi-tors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or peti-tion instituted or presented against it, such proceeding or petition (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgama-tion or merger); (vi) seeks or becomes subject to the appoint-ment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such

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                                                                JPMORGAN

         process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; and

         (c) Merger Without Assumption. The party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets, to, another entity and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Transaction to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Transaction.

         9.   Early Termination:

         (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Default-ing Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of this Transaction. Upon the effectiveness of notice designating an Early Termination Date, the obligations of the parties to make any further payments or deliveries under this Transaction will terminate, but without prejudice to the other provisions of this Confirmation. The amount, if any, payable in respect of an Early Termination Date shall be determined by the Non-defaulting Party pursuant to Section 9(b).

         (b)  Calculations:

              (i) Statement. Following the occurrence of an Early Termination Date, the Calculation Agent will make the cal-culations contemplated by Section 9(c) and will provide to each of the parties a statement (A) showing, in reasonable detail, such calculations (including all relevant quota-tions) and (B) giving details of the relevant account to which any payment due to it under Section 9(c) is to be made. In the absence of written confirmation of a quota-tion obtained in determining a Market Quotation, from the source providing such quotation, the records of the Calcu-lation Agent will be conclusive evidence of the existence and accuracy of such quotation.

              (ii) Due Date. The amount calculated as being payable under Section 9(c) will be due on the day that notice of the amount payable is effective. Such amount will be paid together with (to the extent permitted under applicable law) interest thereon from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid at the Default Rate. Such amount will be calculated on the basis of the daily compounding and the actual number of days elapsed.

              (iii) Default Rate. A rate per annum equal to the cost (without proof or evidence of any actual cost) to the rel-evant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

              (iv) Market Quotation. With respect to this Transaction and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consid-eration of an agreement between such party and the quoting Reference Market-maker and subject to such documentation as they may in good faith agree, with the relevant Early Termination Date as the date of commencement of such agreement, that would have the effect of preserving for such party the economic equivalent of the obligations of the parties under the Transaction that would, but for the occurrence of the relevant Early Termination Date, have been required after such date. For purposes of this Transaction, Unpaid Amounts are to be excluded but, with-out limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been re-quired (assuming satisfaction of each condition

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                                                                JPMORGAN

              precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent practicable as of the same time (without regard to different time zones) on the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable). The time as of which such quotations are to be obtained will be selected in good faith by the party making the determination. If more than three such quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, expressed in the currency of the Transaction without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the quotations having the highest and lowest values. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of the Transaction cannot be determined in which case the Market Quotation shall be determined on the basis of Loss. For purposes hereof, "Unpaid Amounts" with respect to a party means the amounts that became payable to such party on or prior to the Early Termination Date and which remain unpaid at such Early Termination Date.

              (v) Reference Market-makers. Four leading dealers in the relevant market for transactions of this type selected by the party determining a Market Quotation in good faith
              (i) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (ii) to the extent practi-cable, from among such dealers having an office in the same city.

              (vi) Loss. With respect to this Transaction and a party, an amount that party reasonably determines in good faith to be the total losses and costs (or gain, in which case expressed as a negative number) in connection with this Transaction, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them).

              (c) Payments on Early Termination. If notice is given designating an Early Termination Date, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the sum of the Market Quotation, the Unpaid Amounts owing to the Defaulting Party and the Unpaid Amounts owing to the Non-defaulting Party. If such amount is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party. The amount, if any, payable in respect of an Early Termi-nation Date will be subject to any set-off, offset, combi-nation of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount hereunder is entitled or subject (whether arising under this Transaction, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer. The parties agree that the amount recoverable hereunder are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Confirmation neither party will be entitled to recover any additional damages as a consequence of such losses.

         10. Expenses. If an Event of Default has occurred, the Defaulting Party will, on demand, indemnify and hold harmless the Non-defaulting Party for and against all reasonable out-of-pocket expenses, including legal fees and any stamp, registration, documentation or other similar tax, incurred by the Non-defaulting Party by reason of the enforcement and protection of its rights under this Transaction or by reason of the early termination of this Transaction, including, but not lim-ited to costs of collection.

         11. Jurisdiction. With respect to any suit, action or pro-ceedings relating to this Transaction ("Proceedings"), each party irrevocably submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and waives any objection which it may have at any time to the laying of venue of any Proceedings

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                                                                JPMORGAN

              brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. The taking of Proceedings in a United States jurisdiction shall not preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

         12. No Deduction. All payments under this Transaction shall be made without any deduction or withholding for or on account of any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any government or taxing authority in respect of any payment under this Transaction.

         13. Payments. Payments under this Transaction shall be made on the due date for value on that date in the place of the account specified herein, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified herein.

         14. Transfer. Neither party may transfer any or all of its rights or obligations under this Transaction without the prior written consent of the non-transferring party.

         15. Governing Law. This Confirmation will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

         16. Amendment. This Amendment shall be governed by, and con-strued in accordance with the laws of the State of New York (without reference to the choice of law doctrine).

              Upon the execution of this Amendment, this Amendment will amend, restate and supersede the Equity Single Stock Option Transaction dated as of December 16, 1996 between Morgan and the Counterparty.

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                                                                JPMORGAN

         Please confirm your agreement to be bound by the terms of the foregoing by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

         Very truly yours,

         J.P. MORGAN SECURITIES INC. AS AGENT FOR
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK


         By:
         Name:
         Title:



         Accepted and confirmed as of
         the date first above written

         GOTHAM PARTNERS, L.P.


         By:

         Name:

         Title:














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